EXHIBIT 10.4

GEVITY HR
600 301 Blvd. W.,
P.O. Drawer 25020
Bradenton, FL 34206
(941) 748-4540

Date: _________

Dear:________________

Pursuant to the terms and conditions of the company’s 2002 Stock Incentive Plan (the ‘Plan’), you have been granted a Non-Qualified Option to purchase ________shares (the ‘Option’) of common stock as outlined below.

Granted To:________________________________________

Grant Date:________________________________________

Options Granted:___________________________________

Exercise Price per Share:___________________________________      Total Cost to Exercise:______________

Expiration Date:__________________________________________

        The Option Shares shall become vested in accordance with the following Vesting Schedule. All or a portion of the Option Shares may become vested on an earlier date as provided in the attached Terms and Conditions. Options cease to vest upon termination of employment.

         Vesting Schedule: _____________________

        Option Period: Vested Options may be exercised on or before the last day of employment and for up to 90 days following termination of employment, unless termination is for cause or due to Death or Disability, but no later than the expiration date of the Option. If termination of employment is due to Death or Disability, vested Options may be exercised for up to 12 months after the optionee ceased to be an employee of the Company or Subsidiary. See attached Terms and Conditions for other limitations that may apply to exercising the Option.

        By my signature below, I hereby acknowledge receipt of the Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: ____________________________    Date: ________________

Keep the optionee statement and one copy of the award letter for your records. Please sign the extra copy of the award letter and return it to the Corporate Controller

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.